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                                                                       Exhibit 1



                             JOINT FILING AGREEMENT

         The undersigned hereby agree to file jointly the statement on Schedule 13G to which this Agreement is attached, and any amendments thereto which may be deemed necessary, pursuant to regulation 13D-G under the Securities Exchange Act of 1934.

         It is understood and agreed that each of the parties hereto is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, but such party is not responsible for the completeness or accuracy of information concerning the other party unless such party knows or has reason to believe that such information is inaccurate.

         It is understood and agreed that a copy of this Agreement shall be attached as an exhibit to the statement on Schedule 13G, and any amendments hereto, filed on behalf of each of the parties hereto.

Dated: February 13, 2002



                                       /s/ William D. Morean
                                       -----------------------------------------
                                       William D. Morean



                                       CHEYENNE HOLDINGS LIMITED PARTNERSHIP



                                       By: /s/ William D. Morean
                                           -------------------------------------
                                           William D. Morean, as President of
                                           Morean Management Company, its
                                           general partner



                                       MOREAN MANAGEMENT COMPANY



                                       By: /s/ William D. Morean
                                           -------------------------------------
                                           William D. Morean, President